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                                                                     EXHIBIT A-1

[LOGO OF SEAL
  OF TEXAS           [PUBLIC UTILITY COMMISSION OF TEXAS LETTERHEAD]
APPEARS HERE]





                                  June 25, 1998

Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Mr. Katz:

         Texas Utilities Electric Company (TU Electric) and Southwestern Electric Service Company (SESCO), subsidiaries of Texas Utilities Company (TXU), a Texas Corporation, have advised this Commission that TXU is considering acquisition by one or more wholly-owned subsidiary companies (other than TU Electric or SESCO) of an interest in the following entities that are considered foreign utility companies ("FUCOS") as defined in Section 33(a)(3) of the 1935
Act:

         o  Compania Mexicana de Gas, S.A. de C.V. ("CMG")
         o One of three Natural Gas Distribution Systems in Victoria, Australia ("Australia System").

          In connection with such acquisition, TU Electric and SESCO have requested that the Public Utility Commission of Texas (the Commission) provide to you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C 79 et. seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail electric rates of TXU's public utility subsidiaries, TU Electric and SESCO, please be advised that this Commission:

        (i) has the authority and resources to protect the ratepayers of TU Electric and SESCO; and

        (ii)intends to exercise such authority.

                                  - continued -

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Mr. Jonathan G. Katz
Securities and Exchange Commission
June 25, 1998
Page 2

         This certification applies only to the potential investment in CMG and the Australia system.


                                        Sincerely,

                                        PUBLIC UTILITY COMMISSION OF TEXAS




                                        /s/ Pat Wood, III
                                        Pat Wood, III, Chairman


                                        /s/ Judy Walsh
                                        Judy Walsh, Commissioner


                                        /s/ Patricia A. Curran
                                        Patricia Curran, Commissioner



cc:      Office of Public Utility Regulation
         Securities and Exchange Commission